EXHIBIT 10.1

NOTE AND MORTGAGE
MODIFICATION AGREEMENT	DATED: November 30, 2005

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.,	Record and return to:
a Delaware corporation,
Kenneth D. Wolfe, Esquire
and	Cooper Levenson April Niedelman
& Wagenheim, P.A.
DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP,	1125 Atlantic Avenue, 3rd Floor
Atlantic City, N.J. 08401

Note and Mortgage Modification Agreement
     This Note and Mortgage Modification Agreement (the “Modification Agreement”), made this 30th day of November, 2005 (the “Effective Date”), by and among Atlantic Coast Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), Ace Gaming, LLC, a New Jersey limited liability company (the “Guarantor”), each with an office located c/o The Sands Hotel & Casino, Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401, and Drawbridge Special Opportunities Fund LP, a national banking association, having an address at 1345 Avenue of the Americas, New York, New York 10105 (the “Lender”).
Background
A. On or about November 12, 2004, the Lender’s assignor, Fortress Credit Corp., granted a revolving line of credit loan facility (the “Loan”) to Borrower in the original principal amount of up to Ten Million ($10,000,000.00) Dollars in accordance with the terms and provisions of a Loan and Security Agreement (“LSA”), dated of even date therewith. The Borrower’s payment of and performance under the Note and the Loan Documents was guarantied as surety by the Guarantor in accordance with that certain Guaranty, dated of even date with the Note. The Loan was evidenced by a note (the “Note”), dated of even date with the Loan, and was secured by the Loan Documents, as such term is defined in the LSA, each dated of even date with the Note.
B. Among the Loan Documents securing the Loan and the Guaranty are: (i) a First Mortgage and Security Agreement (the “First Mortgage”), dated of even date with the Note, and recorded on November 18, 2004 in the office of the Clerk of Atlantic County, in Volume 11883, Instrument No. 2004113008; (ii) an Assignment of Leases, Rents, and Profits, dated of even date with the Note, and recorded on November 18, 2004 in the office of the Clerk of Atlantic County in Volume 11883, Instrument No. 2004113009; (iii) an Assignment of Agreements Affecting Real Estate, dated of even date with the Note, and recorded on November 18, 2004 in the offce of the Clerk of Atlantic County in Volume 11883, Instrument No. 2004113010; and (iv) UCC-I financing statements filed with the New Jersey Department of the Treasury and the Clerk of Atlantic County, respectively.
C. The real property that is the subject of the foregoing Loan Documents is more particularly bounded and described in the First Mortgage, together with the improvements thereon (collectively, the “Property”). All capitalized terms not specifically defined herein shall bear the same meanings as set forth in the Note, the LSA, and the other Loan Documents, respectively.
D. By Assignment and Acceptance Agreement executed on even date with the Note, and recorded on November 18, 2004 in the office of the Clerk of Atlantic County in Volume 11883, Instrument No. 2004113011, Fortress Credit Corp. assigned to the Lender, and the Lender assumed, all of its right, title, and interest in and to the Note, the LSA, and the other Loan Documents.
E. The Borrower has requested that the Lender modify certain of the terms of the Note and the Loan Documents by extending the Maturity Date, and the Lender has agreed to do so subject to the terms and provisions hereinafter set forth.
F. The term “Loan Documents” shall further mean and refer to all loan documents executed and delivered by Borrower and Guarantor to Lender in connection with the transactions that are described in the Background portion of this Modification Agreement.

     Now, Therefore, for and in consideration of the premises (which are deemed herein contained) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the Recitals to this Agreement incorporated in full into the body hereof by this reference thereto, the parties agree as follows:
Terms
     1. Principal Amount of Loan
          1.1. The Borrower and Guarantor acknowledge that, as of the date of this Modification Agreement, the outstanding principal balance due to the Lender under the Note with Borrower was Zero ($0.00) Dollars, exclusive of accrued interest and other charges thereunder, if any. The Borrower and Guarantor hereby represent, warrant and confirm that there are no setoffs, rights, claims, defenses, or causes of action of any nature whatsoever which it may have or may assert against the Lender with respect to the Loan, the Note, or the Loan Documents, or the indebtedness evidenced and secured thereby.
     2. Request for Modification
          2.1. The Borrower has requested and the Lender has agreed to modify certain of the terms of the Loan; this Modification Agreement provides for that modification.
     3. Modification of Note and Loan Documents
          3.1. The Note and other Loan Documents are hereby modified and amended effective as of the date of this Modification Agreement, as follows:
               (a) The maximum principal amount that the Borrower may borrow shall be decreased from the sum of Ten Million ($10,000,000.00) Dollars to the sum of Five Million ($5,000,000.00) Dollars.
               (b) The Lender shall have no obligation to make any advances under the Note, the LSA, or the other Loan Documents (i) after November 11, 2007 or (ii) if the amount requested to be advanced, together with the then outstanding principal sum due under this Note and the Loan Agreement, exceeds the sum of Five Million ($5,000,000.00) Dollars.
               (c) The Final Maturity Date under the Note shall be extended until November 12, 2007, which date shall be deemed to be the Final Maturity Date in all references in the Note, the LSA, and the other Loan Documents.
               (d) The Financial Covenant in respect of EBITDA, as is set forth in Section 6.23(a) of the LSA, shall be modified by replacing such subparagraph in its entirety as follows: “Borrower and Guarantor agree to maintain a minimum EBITDA of Seven Million ($7,000,000.00) Dollars, which shall be measured and confirmed as of the twelve (12) month period ended each respective January 1, April 1, July 1, and October 1 of each year until the full and final satisfaction of the Loan; provided, however, that solely for the measurement and confirmation of EBITDA to be conducted as of April 1, 2006, a minimum EBITDA of Six Million Seven Hundred Fifty Thousand ($6,750,000.00) shall be maintained for the twelve (12) month period preceding such date.”
               (e) In the event that the Borrower or Guarantor elect to prepay all or any portion of this Note to Lender prior to the Final Maturity Date, a premium of one (1%) percent of the amount prepaid shall be paid, together with payment of accrued interest on the amount prepaid to and including the date of each respective prepayment. Any partial payments shall be applied to installments of principal last falling due, and no partial prepayment shall postpone or interrupt payments of interest, or the payment of the remaining principal balance, all of which shall continue to be due and payable at the time and the manner set forth in the Note and the Loan Documents.
          3.2 In consideration of the Lender’s acceptance of the terms of this Modification Agreement with Borrower, upon execution hereof, the Borrower shall remit to the Lender a modification fee in the amount of Twenty-Five Thousand ($25,000.00) Dollars. Borrower shall further pay all other fees, expenses, and charges of Lender with respect to this Modification Agreement, including without limitation Lender’s legal fees, title search and insurance, and recording fees.
          3.3 The Borrower and the Guarantor shall execute and deliver such other documents as may be required by Lender in order to perfect and preserve the lien priority of Lender with respect to the terms hereof.
     4. Representations.
          4.1 As an inducement to the execution by the Lender of this Modification Agreement, the Borrower and Guarantor hereby jointly, severally, and in the alternative acknowledge, represent and/or warrant, as the case may be, the following:
               4.1.1 The execution and delivery of this Modification Agreement by the Lender is purely discretionary on the part of the Lender and is entered into solely as an accommodation to the Borrower and Guarantor, subject to Section 9.3 below;
               4.1.2 There are no agreements, understandings or representations of any kind whatsoever between the Lender and the Borrower and the Guarantor with respect to any extensions of time, any moratorium, or any other modifications of any terms and provisions of the Note, the Mortgage, the Modification Agreement, or any other Loan Documents, except as expressly and specifically set forth herein;
               4.1.3 There are no offsets to the indebtedness evidenced by the Note, the Mortgage, or the other Loan Documents, or otherwise, or any defenses to the full, timely and complete performance thereof, and nothing contained in this Agreement shall adversely affect or impair any rights or remedies of the Lender under the Note, the Mortgage, the Modification Agreement, or any other Loan Documents, each of which such rights and remedies shall remain in full force and effect as provided therein, and this Agreement shall not constitute, nor in any way be construed as, a waiver of any such rights or remedies of the Lender,
               4.1.4 The consummation of this Modification Agreement by the Borrower and Guarantor will not result in a violation or breach of any contract or agreement to which the Borrower or Guarantor is a party;
               4.1.5 No approval or consent of any person, firm or other entity or body is required to be obtained by the Borrower and the Guarantor in connection with this Modification Agreement;
               4.1.6 There are no actions, suits, claims, demands, or other proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting the Borrower and Guarantor, other than such proceedings arising in the normal course of business which do not have a material adverse effect, before or by any federal, state, municipal or other governmental department, or by any other commission, board, agency or instrumentality, and there is no other matter, that has or may tend to have any adverse effect upon the transactions contemplated by the Loan Documents and by this Modification Agreement, at law, or in equity, or both;
               4.1.7 This Modification Agreement is valid and fully enforceable against the Borrower and Guarantor in accordance with its terms;
               4.1.8 All warranties and representations set forth in the Note, the Mortgage, and the other Loan Documents are hereby reasserted and restated by the Borrower and the Guarantor as of the date hereof, as if the same were set forth at length herein, and remain true and correct in all material respects as of the date hereof, except as is provided in Section 4.1.8.1 below.
                    4.1.8.1 The Lender, the Borrower, and the Guarantor acknowledge that the Financial Covenant with respect to EBITDA, as is set forth in Section 6.23(a) of the LSA, was not complied with by the Borrower for the third quarter of 2005. The Lender waives compliance with such Financial Covenant for such quarter only. In this regard, the Borrower and the Guarantor acknowledge that such waiver by the Lender is purely discretionary on its part and that the Borrower and the Guarantor have not relied and will not rely upon such waiver for purposes of any future compliance with such Financial Covenant, or with any other covenants or obligation under the Loan Documents, or until any specific event occurs, or for any other reason.
               4.1.9 No liens or encumbrances on the Collateral have been created between the date of execution and delivery of the Note and the date of execution and delivery of this Modification Agreement.
          4.2 Any breach of or inaccuracies in the representations and acknowledgements, respectively, as set forth herein, shall constitute and be deemed to constitute an Event of Default under this Modification Agreement, the Note, the First Mortgage, and the other Loan Documents.
     5. Continued Validity of Original Loan Documentation
          5.1. Except as otherwise provided herein, the Note, the LSA, and the other Loan Documents, and all other documents executed in connection herewith and therewith, shall continue in full force and effect, in accordance with their respective terms, and the parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to all of the Loan Documents.
          5.2. All terms and provisions of the Note and the Loan Documents, and all other documents executed in connection herewith and therewith are incorporated herein by this reference thereto as if set forth in full, save to the extent of any inconsistency between the terms and provisions of this Modification Agreement, and the terms and provisions of any such other documents.
          5.3. By the Borrower’s and the Guarantor’s execution hereof, the terms and provisions of the Loan Documents shall be deemed to be incorporated herein by reference. In the event of a conflict between the terms and conditions of this Modification Agreement and the terms and conditions of the Note, the First Mortgage, or the other Loan Documents, the terms and conditions of this Modification Agreement shall control.

     6. Modification
          6.1. This Agreement constitutes a “modification”, as defined in New Jersey P.L. 1985, c. 353, for purposes of the priority provisions of such law.
     7. No Novation
          7.1. It is the intention of the parties hereto that this Modification Agreement shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Loan Documents.
     8. Survival Provisions
          8.1. The covenants, representations and obligations contained in this Modification Agreement and any exhibits hereto shall survive the execution of this Modification Agreement, and this Modification Agreement shall bind and benefit the parties hereto and their respective successors and assigns.
     9. Entire Agreement
          9.1. This Modification Agreement, and the terms of the Note and the Loan Documents that are incorporated herein, contain all of the covenants, representations, warranties and agreements between the parties with respect to the subject matter hereof. The parties to this Modification Agreement acknowledge that all of the terms of this Modification Agreement were negotiated at arm’s length and after adequate and independent investigation on their respective parts, and that this Modification Agreement and all documents executed in connection herewith were prepared and executed without duress, undue influence or coercion of any kind exerted by any party upon the other.
          9.2. The Borrower and the Guarantor acknowledge and confirm that each has received or has had the opportunity to receive the advice of independent counsel selected by them prior to entering into this Modification Agreement and have not relied upon the Lender or any officer, director, employee, or representative of the Lender, or upon the advice of any but its own accountants or counsel, concerning any aspect of the transactions contemplated by this Modification Agreement.
          9.3. The Borrower acknowledges and agrees that fair and adequate and reasonably equivalent consideration has been received by the Lender and the Borrower. If after the date of this Modification Agreement any transaction or action consummated hereunder is set aside as a preferential transfer or as a conveyance in fraud of creditors, the obligations of the Borrower and the Guarantor under the Note and other Loan Documents that were modified pursuant to this Modification Agreement will, except as to the obligation to pay the additional movies that may be advanced hereunder, automatically and without the requirement of any further act or instrument, notice or advice, be reinstated effective as of the date of this Modification Agreement.

          10.1. The parties hereto agree to execute all such further instruments and take all such further action that may be reasonably required by any party to fully effectuate the terms and provisions of this Modification Agreement and the transactions contemplated herein.
     11. No Modification Except in Writing
          11.1. This Modification Agreement encompasses all the modifications to the Note and Loan Documents, notwithstanding any verbal communications between the parties. No further modification shall be deemed effective, unless in writing, executed by both parties.
     12. Waiver of Jury Trial
          12.1. The Borrower, Guarantor, and all signatories hereto hereby waive any right to request a trial by jury in any litigation with respect to any aspect of this Modification Agreement, the Note or the other Loan Documents. The Borrower, Guarantor, and all signatories hereto acknowledge that each has consulted with or had the opportunity to consult with independent counsel with respect to this waiver.
     13. Governing Law
          13.1. This Modification Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without giving effect to choice of law rules of either jurisdiction.
The Borrower and Guarantor declare that each has received, without charge, a true copy of this Note and Mortgage Modification Agreement.
     In Witness Whereof, the parties have executed this Note and Mortgage Modification Agreement as of the date first above written.

Witness:		Drawbridge Special Opportunities Fund LP

/s/ MICHAEL J. FAHERTY		By:	/s/ CONSTANTINE DAKOLIAS

Name:	MICHAEL J. FAHERTY	Name:	CONSTANTINE DAKOLIAS

		Title:	CHIEF CREDIT OFFICER

ATTEST:		Atlantic Coast Entertainment Holdings, Inc.

/s/		By:

Name:		Name:

Title:

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          10.1. The parties hereto agree to execute all such further instruments and take all such further action that may be reasonably required by any party to fully effectuate the terms and provisions of this Modification Agreement and the transactions contemplated herein.
     11. No Modification Except in Writing
          11.1. This Modification Agreement encompasses all the modifications to the Note and Loan Documents, notwithstanding any verbal communications between the parties. No further modification shall be deemed effective, unless in writing, executed by both parties.
     12. Waiver of Jury Trial
          12.1. The Borrower, Guarantor, and all signatories hereto hereby waive any right to request a trial by jury in any litigation with respect to any aspect of this Modification Agreement, the Note or the other Loan Documents. The Borrower, Guarantor, and all signatories hereto acknowledge that each has consulted with or had the opportunity to consult with independent counsel with respect to this waiver.
     13. Governing Law
          13.1. This Modification Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without giving effect to choice of law rules of either jurisdiction.
The Borrower and Guarantor declare that each has received, without charge, a true copy of this Note and Mortgage Modification Agreement.
     In Witness Whereof, the parties have executed this Note and Mortgage Modification Agreement as of the date first above written.

Witness:		Drawbridge Special Opportunities Fund LP

/s/ MICHAEL J. FAHERTY		By:	/s/

Name:	MICHAEL J. FAHERTY	Name:	MARC K. FURSTEIN

		Title:	CHIEF OPERATING OFFICER

ATTEST:		Atlantic Coast Entertainment Holdings, Inc.

/s/ DOUGLAS S. NIETHOLD		By:	/s/ George Toth

Name:	DOUGLAS S. NIETHOLD	Name:	George Toth

		Title:	President

JOINDER
     The Guarantor hereby joins in, confirms, acknowledges, and agrees to each of the terms and provisions provided in this Modification Agreement and shall, under the terms and provisions of the Guaranty and any other documents granted by it to and for the benefit of the Lender in connection with the Loan, or with the Note or the Loan Documents, be and remain fully, unconditionally, absolutely, and directly liable for the full and complete payment and performance by the Borrower under the terms and provisions of the Note and the Loan Documents. The Guaranty and all documents executed by the Guarantor in connection therewith are hereby incorporated in full by this reference thereto as if set forth in full herein and at length.

WITNESS:		Ace Gaming, LLC, a New Jersey limited
liability company

/s/	Douglas S. Niethold	By:	/s/ George Toth

Name:	Douglas S. Niethold	Name:	George Toth

		Title:	President

STATE OF NEW JERSEY	:
ss.
COUNTY OF ATLANTIC	:
     On this, the      30th      day of November, 2005, before me, the subscriber, a notary public, personally appeared      George Toth          , who acknowledged himself/herself to be the      President           of ACE GAMING, LLC., a New Jersey limited liability company, and that he/she executed the foregoing instrument for the purposes therein contained.
     In Witness Whereof, I have hereunto set my hand and official seal.

/s/ Patricia A. Colucci

Notary Public New Jersey

STATE OF NEW YORK	:		PATRICIA A. COLUCCI
		ss.	NOTARY PUBLIC OF NEW JERSEY
COUNTY OF	:		No. 2102335
My Commission Expires July 16, 2007
     On this, the       day of                     , 2005, before me, the subscriber, a notary public, personally appeared                                         , who acknowledged himself/herself to be the                                         of DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP. and that he/she executed the foregoing instrument for the purposes therein contained.
     In Witness Whereof, I have hereunto set my hand and official seal.

Notary Public of

7

JOINDER
     The Guarantor hereby joins in, confirms, acknowledges, and agrees to each of the terms and provisions provided in this Modification Agreement and shall, under the terms and provisions of the Guaranty and any other documents granted by it to and for the benefit of the Lender in connection with the Loan, or with the Note or the Loan Documents, be and remain fully, unconditionally, absolutely, and directly liable for the full and complete payment and performance by the Borrower under the terms and provisions of the Note and the Loan Documents. The Guaranty and all documents executed by the Guarantor in connection therewith are hereby incorporated in full by this reference thereto as if set forth in full herein and at length.

WITNESS:	ACE GAMING, LLC, a New Jersey limited
liability company

By:

Name:	Name:

Title:

STATE OF NEW JERSEY	:
ss.
COUNTY OF ATLANTIC	:
     On this, the       day of                     , 2005, before me, the subscriber, a notary public, personally appeared                                         , who acknowledged himself/herself to be the                                          of ACE GAMING, LLC., a New Jersey limited liability company, and that he/she executed the foregoing instrument for the purposes therein contained.
     In Witness Whereof, I have hereunto set my hand and official seal.

Notary Public of New Jersey

STATE OF NEW YORK	:
ss.
COUNTY OF NEW YORK	:
     On this, the     7 th    day of December   , 2005, before me, the subscriber, a notary public, personally appeared Constantine Dakdias      , who acknowledged himself/herself to be the Cheif Credit Officer                            of Drawbridge Special Opportunities Fund LP. and that he/she executed the foregoing instrument for the purposes therein contained.
     In Witness Whereof, I have hereunto set my hand and official seal.

/s/ Brooke Donnelly

Notary Public of New York
BROOKE DONNELLY,
Notary Public, State of New York
No. 01D06116705
Qualified in Nassau County
Commission Expires 10/04/2008

STATE OF NEW JERSEY	:
ss.
COUNTY OF ATLANTIC	:
     On this, the    30th    day of November           2005, before me, the subscriber, a notary public, personally appeared    George Toth          , who acknowledged himself/herself to be the                                         of Atlantic Coast Entertainment Holdings, Inc., a Delaware corporation, and that he/she executed the foregoing instrument for the purposes therein contained.
     In Witness Whereof, I have hereunto set my hand and official seal.

/s/ Patricia A Colucci

Notary Public of New Jersey

PATRICIA A. COLUCCI
NOTARY PUBLIC OF NEW JERSEY
No. 2102335
My Commission Expires July 16, 2007